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                                                                     EXHIBIT 5.1




                                  July 27, 1998



Board of Directors
Global Vacation Group, Inc.
1420 New York Avenue, N.W.
Suite 550
Washington, DC 20005

Dear Gentlemen:

                  We are acting as counsel to Global Vacation Group, Inc., a New York corporation (the "COMPANY"), in connection with its registration statement on Form S-1, as amended (File No. 333-52673) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 3,450,000 shares (including 450,000 shares to cover over-allotments, if any) of the Company's common stock, $.01 par value per share, all of which shares (the "SHARES") are to be sold by the Company or certain shareholders of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of the State of New York and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Board of Directors
Global Vacation Group, Inc.
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July 27, 1998



                  4. An executed copy of that certain Recapitalization Agreement dated as of March 18, 1998 by and among the Company, Allied Tours Holding Corp., the shareholders of the Company, Thayer Equity Investors III, L.P. ("THAYER") and certain other investors, filed as
                           Exhibit 10.1 to the Registration Statement.

                  5. An executed copy of that certain Equity Purchase Agreement dated as of March 30, 1998 among the Company, Thayer and certain other purchasers, filed as Exhibit 10.2 to the Registration Statement.

                  6. The proposed form of Underwriting Agreement among the Company, Thayer and the several Underwriters to be named therein, for whom Smith Barney Inc., NationsBanc Montgomery Securities LLC, BancAmerica Robertson Stephens and ING Baring Furman Selz will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                  7. Resolutions of the Board of Directors of the Company adopted on March 17, 1998, March 27, 1998, March 30, 1998, April 30, 1998, May 6, 1998, May 14, 1998, June
                           24, 1998 and July 7, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the New York Business Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors of the Company


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Board of Directors
Global Vacation Group, Inc.
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July 27, 1998


approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement,
(iv) sale of the Shares pursuant to the terms of the Underwriting Agreement and
(v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors referred to above, the Shares will be validly issued, fully paid and (subject to any liability imposed by Section 630 of the New York Business Corporation Law) nonassessable under the New York Business Corporation Law.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                 Very truly yours,

                                                 /s/ Hogan & Hartson L.L.P.

                                                 HOGAN & HARTSON L.L.P.